Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-124816) on Form S-8 of Credo Petroleum Corporation of our report dated January 14, 2008 (except for the matters described in Note 12 as to which the date is September 15, 2008), relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Credo Petroleum Corporation for the year ended October 31, 2009.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

January 7, 2010